Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 21, 2014, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-194390) and related Prospectus of Quotient Limited dated March 25, 2014.

/s/ Ernst & Young LLP

Belfast, United Kingdom

March 25, 2014